EXHIBIT 10.20

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (“Amendment”) is dated as of December 1, 2006 by C&F Finance Company (“Borrower”) and Wells Fargo Financial Preferred Capital, Inc. (“Lender”).

BACKGROUND

A. Borrower and Lender are parties to a certain Loan and Security Agreement dated as of August 1, 2005 (as may hereafter be amended or modified from time to time, the “Loan Agreement”) and related agreements, instruments and documents (collectively, with the Loan Agreement, the “Existing Loan Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B. Borrower has requested that Lender amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1. Amendment. The Loan Agreement is hereby amended in the following manner:

a. Definition. The following definition contained in Section 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

“Termination Date” means the earlier of (a) the Maturity Date; or (b) the date on which the Commitment is terminated and the Loan becomes due and payable pursuant to Section 9.1.

b. New Definition. The following new definition is added to Section 1.1 of the Loan Agreement as follows:

“Maturity Date” means July 31, 2010, as such date may be extended from time to time in accordance with the provisions of Section 2.4 of this Agreement.

c. Extension and Adjustment of Maturity Date. Section 2.4 of the Loan Agreement is amended and restated in its entirety as follows:

2.4 Extension and Adjustment of Maturity Date. Upon the mutual agreement of all parties to this agreement, the Maturity Date may be extended. Any extension to the Maturity Date shall be in writing and executed by the authorized representatives of each party.

d. Prepayment. Section 2.8(a) of the Loan Agreement is amended and restated in its entirety as follows:

(a) Optional Prepayments. Borrower may prepay the Loan from time to time, in full or in part not to exceed $5,000,000 without notice, and, in part, in excess of $5,000,000 upon 7 Business Day’s prior notice to WFFPC without premium or penalty, provided that (i) in the event Borrower repays the Loan in full prior to the date which is three (3) years before the Maturity Date, Borrower shall pay a sum equal to .5% of the Commitment as a prepayment fee; (ii) in the event Borrower repays the Loan in full after such date, but prior to the date which is one (1) year before the Maturity Date, Borrower shall pay a sum equal to 0.25% of the Commitment as a prepayment fee; (iii) prepayments shall be in a minimum amount of $10,000 and $10,000 increments in excess thereof; and (iv) partial prepayments prior to the Termination Date shall not reduce WFFPC’s Commitment under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing, and partial prepayments will be applied first to accrued interest and fees and then to outstanding Advances. Each Borrower acknowledges that the above described fee is an estimate of WFFPC’s damages in the event of early termination and is not a penalty. In the event of termination of the credit facility established pursuant to this Agreement, all of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Credit Documents shall survive any such termination, and WFFPC shall retain its liens in the Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Borrower has paid the Obligations to WFFPC, in full, in immediately available funds, together with the applicable termination fee, if any.

2. Legal and Filing Fees. Borrower agrees to pay immediately upon demand therefor all legal fees and out-of-pocket expenses of Lender related to this Amendment, including the preparation, negotiation, documentation, execution, filing and delivery thereof.

3. Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender and Lender’s counsel):

a. Execution and delivery by Borrower to Lender of this Amendment;

b. Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Existing Loan Documents.

4. Representations and Warranties. Borrower represents and warrants to Lender that:

a. All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

b. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

c. This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

d. No Event of Default or Default has occurred under the Loan Agreement or any of the other Existing Loan Documents.

5. Business Operations. Borrower hereby agrees to continue to operate its business and operations in a manner consistent with its past business practice, continue to meet the standards generally observed by prudent finance companies and conform to its policies as have been previously disclosed to Lender in writing.

6. Representations and Release of Claims. Borrower hereby agrees to defend Lender and its directors, officers, agents, employees and attorneys from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation fees and disbursements of attorneys, incurred by any of them arising out of or in connection with or by reason of this Amendment, the Loan Agreement, the making of the Loan or any Collateral, or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Consumer Finance Laws or Environmental Control Statute or the application of any such statute to Borrower’s properties or assets. Borrower hereby releases WFFPC and its respective directors, officers, agents, employees and attorneys from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, other than such loss, damage cost or expense which has been determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Lender. All obligations provided for in this Section 6 shall survive any termination of this Amendment, the Agreement or the Commitment and the repayment of the Loan.

7. Collateral. As security for the payment of the Borrower’s Obligations under the Loan Agreement, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the Existing Loan Documents, Borrower acknowledges Lender’s prior security interest and lien in and to all of the Collateral.

8. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9. Acknowledgment of Indebtedness and Obligations. Borrower hereby acknowledges and confirms that as of the date of this Amendment, Borrower is indebted to Lender, without defense, setoff or counterclaim, under the Loan Agreement in the aggregate principal amount of $                 as of                 , 2006 plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

10. Governing Law. This Amendment, the Loan Agreement and the Existing Loan Documents shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of laws rules.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.

12. Miscellaneous.

a. This Amendment shall be incorporated into and deemed a part of the Loan Agreement.

b. Except as expressly modified herein, all terms, covenants, and conditions of the Loan Agreement are and shall remain in full force and effect.

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Dated the date and year first written above.

BORROWER:	C&F FINANCE COMPANY

	By:	/s/ Thomas F. Cherry
	Name:	Thomas F. Cherry
	Title:	Treasurer

LENDER:	WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.

	By:	/s/William M Laird
William M. Laird, Senior Vice President

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